EXHIBIT 99.1

SANDERLING VENTURE PARTNERS IV, L.P.			SANDERLING IV BIOMEDICAL CO-INVESTMENT FUND, L.P.
By: Middleton-McNeil Associates IV, L.P.			By: Middleton-McNeil Associates IV, LLC

By:	Fred A. Middleton		By:	Fred A. Middleton
	General Partner			General Partner

	By:	/s/ Doreen Roberts		By:	/s/ Doreen Roberts
	Name:	Doreen Roberts		Name:	Doreen Roberts
	Title:	Atty-in-Fact for Fred A. Middleton		Title:	Atty-in-Fact for Fred A. Middleton

Sanderling Ventures Management IV			SANDERLING IV BIOMEDICAL, L.P.
By: Middleton-McNeil Associates IV, LLC
By:	Fred A. Middleton
	Owner		By:	Fred A. Middleton
General Partner
	By:	/s/ Doreen Roberts
	Name:	Doreen Roberts		By:	/s/ Doreen Roberts
	Title:	Atty-in-Fact for Fred A. Middleton		Name:	Doreen Roberts
				Title:	Atty-in-Fact for Fred A. Middleton

Sanderling [Feri Trust] Venture Partners IV			SANDERLING VENTURE PARTNERS IV CO-INVESTMENT FUND, L.P.
By: Middleton-McNeil Investment Partners IV, L.P.			By: Middleton-McNeil Associates IV, LLC

By:	Fred A. Middleton		By:	Fred A. Middleton
	General Partner			General Partner

	By:	/s/ Doreen Roberts		By:	/s/ Doreen Roberts
	Name:	Doreen Roberts		Name:	Doreen Roberts
	Title:	Atty-in-Fact for Fred A. Middleton		Title:	Atty-in-Fact for Fred A. Middleton

SANDERLING IV LIMITED PARTNERSHIP
By: Middleton-McNeil Associates IV, L.P.

By:	Fred A. Middleton
General Partner

	By:	/s/ Doreen Roberts
	Name:	Doreen Roberts
	Title:	Atty-in-Fact for Fred A. Middleton